UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐       Preliminary proxy statement.                  ☐          Confidential, for Use of the Commission Only (as

☐       Definitive proxy statement.                                  permitted by Rule 14a-6(e)(2))

☐       Definitive additional materials.

☒       Soliciting Material pursuant to §240.14a-11(c) of §240.14a-12.

Extended Stay America, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1)              Title of each class of securities to which transaction applies:

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Press Release

Filed by Extended Stay America, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

[Extended Stay America, Inc. Logo]

For Immediate Release	Contact:	For Extended Stay America, Inc.
Corry W. Oakes III, President and COO
James A. Ovenden, CFO
(864) 573-1600

For The Blackstone Group
John Ford, VP Corporate Communications
(212) 583-5559

THE BLACKSTONE GROUP TO ACQUIRE EXTENDED STAY AMERICA, INC.

Spartanburg, SC — March 5, 2004 - Extended Stay America, Inc. (NYSE: ESA) announced today that it had signed a definitive agreement to be acquired by affiliates of The Blackstone Group for $19.625 per share.  The price represents a premium of 24% over the closing price of $15.81 today and an increase of 204% for shareholders since the initial public offering on December 15, 1995.  The total value of the transaction, including debt, is over $3.1 billion. ESA currently operates 475 extended-stay hotels in 42 states and has been the fastest growing owned and operated hotel company since its founding in January 1995.

The Board of Directors of Extended Stay America (ESA) unanimously approved the agreement in a special meeting today.  The transaction is subject to shareholder approval and other customary conditions and is expected to be completed during the second quarter 2004.

Affiliates of Blackstone Real Estate Partners IV and Blackstone Capital Partners IV are the acquiring entities.

Blackstone plans to maintain the headquarters operations of Extended Stay America in Spartanburg, SC.  Homestead Studio Suites, another Blackstone holding which currently owns and operates 132 extended stay hotels, will oversee management of the Extended Stay America hotel portfolio.  There are currently no plans to re-brand the Extended Stay America properties.

In making the announcement, George D. Johnson, Jr., Chief Executive Officer of ESA, commented, “The Board of Directors is pleased with the terms of this acquisition and believes it is in the best interests of the Company’s shareholders.  Blackstone has a proven record of accomplishment in the extended stay segment.”  He added, “The Board is especially grateful to the excellent team of leaders and employees who have built this company from scratch into such a formidable hotel operation.”

Stephen A. Schwarzman, President and CEO of The Blackstone Group, said, “We are excited to be acquiring Extended Stay America. This transaction will benefit from our long track record and existing expertise in the hotel sector.  That expertise, combined with the seasoned ESA team, augurs well for the future of the company.”

A special shareholder meeting will be announced soon to obtain shareholder approval.

The Company will host a live teleconference/webcast at 10:00 a.m. Eastern Standard Time (EST) on Monday, March 8, 2004.  The webcast can be accessed via the Company’s website at www.extendedstay.com in the Investor Information section.

EXTENDED STAY AMERICA, INC.

THE BLACKSTONE GROUP TO ACQUIRE EXTENDED STAY AMERICA, INC.

PAGE TWO

Morgan Stanley & Co. Incorporated is serving as financial advisor to ESA and Bear Stearns & Co. Inc. is serving as financial advisor for Blackstone.  Bear Stearns and Bank of America are providing acquisition financing for the transaction. Shearman & Sterling LLP and Simpson Thacher & Bartlett LLP acted as legal advisers to ESA and Blackstone, respectively.

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.  Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the Company’s SEC filings.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention:  Corry Oakes, 100 Dunbar Street, Spartanburg, SC 29306, Telephone:  (864) 573-1615.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Company’s participants in the solicitation is set forth in the Company’s proxy statements, Annual Reports on Form 10-K, Current Report on Form 8-K filed January 28, 2004 and Current Report on Form 8-K filed June 30, 2003 previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

About The Blackstone Group

The Blackstone Group, a private investment firm with offices in New York, London and Hamburg, was founded in 1985.  Blackstone’s Private Equity Group has raised a total of approximately $14 billion across five funds including Blackstone Capital Partners IV, the largest institutional private equity fund ever raised.  Blackstone’s Real Estate Group has raised five funds, representing over $6 billion in total equity, and a long track record of investing in hotels and other commercial properties.  In addition to Private Equity and Real Estate, The Blackstone Group’s core businesses include, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory.  www.blackstone.com